                                                               Execution Copy II
                                                               -----------------


                   EMPLOYMENT AND NON-INTERFERENCE AGREEMENT
                   -----------------------------------------


     This Employment and Non-Interference Agreement (this "Agreement") dated as of May 1, 1997, is by and between Augustus F. Hothorn (the "Executive") and National Restaurant Enterprises, Inc., a Delaware corporation (the "Company") and a wholly owned subsidiary of AmeriKing, Inc., a Delaware corporation ("Parent");


                             W I T N E S S E T H:
                             -------------------


     WHEREAS, the Company wishes to obtain the future services of the Executive for the Company; and

     WHEREAS, the Executive is willing, upon the terms and conditions herein set forth, to provide services hereunder; and

     WHEREAS, the Company wishes to secure the Executive's non-interference, upon the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:


     1. Nature of Employment

     Subject to Section 3, the Company hereby employs the Executive, and the Executive agrees to accept such employment, during the Term of Employment (as defined in Section 3(a)), as Senior Vice President, Development of the Company and to undertake such duties and responsibilities as may be reasonably assigned to the Executive in good faith from time to time by the Chairman, Chief Executive Officer or the Board of Directors of the Company or the Parent.

     2. Extent of Employment

     (a) During the Term of Employment, the Executive shall perform his obligations hereunder faithfully and to the best of his ability at the principal executive offices of the Company, under the direction of the Chairman, Chief Executive Officer and Board of Directors of the Company (the "Board of Directors"), and shall abide by the rules, customs and usages from time to time established by the Company and AmeriKing, Inc. (the "Parent").

     (b) During the Term of Employment, the Executive shall devote all of his business time, energy and skill as may be reasonably necessary for the performance of his duties, responsibilities and obligations hereunder (except for vacation periods and reasonable periods of illness or other incapacity), consistent with the expectations of the Board of Directors and norms in the industry for similar positions. The Executive shall not, without the prior written consent of the Company, render to others services of any kind for compensation, and will not engage in any other business activity that would interfere with the performance of his duties for the Company.

     (c) Nothing contained herein shall require the Executive to follow any directive or to perform any act which would violate any of the Burger King Corporation franchise entity form of ownership guidelines, the Burger King Uniform Franchise Offering Circular as amended or updated from time to time, and any other franchise and other regulations and requirements, from time to time in effect (collectively, the "Burger King Regulations") of the Burger King Corporation, or any laws, ordinances, regulations or rules of any governmental, regulatory or administrative body, agent or authority, any court or judicial authority, or any public, private or industry regulatory authority. The Executive shall act in good faith in accordance with all Burger King Regulations and laws, ordinances, regulations or rules of any governmental, regulatory or administrative body, agent or authority, any court or judicial authority, or any public, private or industry regulatory authority to the extent the Executive knows or has reasonable notice of such Burger King regulations, laws, ordinances, regulations or rules.

     (d) During the term of his employment, the Executive shall live in the Chicago area and generally perform his duties under this Agreement from the Company's offices in the Chicago area, unless otherwise directed by the Chairman, Chief Executive Officer or the Board of Directors and agreed to by the Executive; provided, that if the Company's offices are moved and the senior executives of the Company move to the new office location, the Executive shall also move to the new office location.

     3. Term of Employment; Termination

     (a) The "Term of Employment" shall commence on May 19, 1997 or such other date as the Company and the Executive may agree (the "Effective Date") and shall, subject to the terms and conditions of this Agreement, continue for an initial term of three years. Should the Executive's employment be earlier terminated by the Company pursuant to Section 3(b) or by the Executive pursuant to Section 3(c), the Term of Employment shall end on the Termination Date (as defined in Section 3(b)).

     (b) Subject to the obligation of the Company to make any payments pursuant to Section 3(e), the Term of Employment may be terminated at any time by the Company:

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          (i)    upon the death of the Executive;

          (ii) in the event the Executive is Disabled for 90 days (which need not be continuous) during a twelve continuous month period (or any shorter period). For the purposes of this Agreement, the Executive shall be deemed to be Disabled if because of a physical or mental disability the Executive is unable to perform, and does not perform, his duties under this Agreement. In the event of a dispute as to whether the Executive is Disabled, the Company and the Executive agree to submit such dispute to a licensed, practicing physician mutually satisfactory to the Company and the Executive who shall be selected and who shall examine the Executive within 30 days, and the Executive agrees to submit to such tests and examination as such physician shall deem appropriate;

          (iii)  for Cause (as defined in Section 3(c));

          (iv)   for any other reason not referred to in clauses (i) through
     (iii) or for no reason in either case after 60 days' prior written notice from the Company, such that this Agreement, subject to the provisions of
     Section 3(e), shall be construed as terminable at will by the Company.

     The Executive acknowledges that no representations or promises have been made concerning the grounds for termination or the future operation of the Company's business, and that nothing contained herein or otherwise stated by or on behalf of the Company modifies or amends the right of the Company to terminate the Executive at any time, with or without Cause. Termination shall become effective upon the "Termination Date", which shall be as follows. If termination of the Term of Employment occurs:

     (A) under Sections 3(b)(i) or 3(c)(i) - the date of death of the Executive;

     (B) under Sections 3(b)(ii) or 3(c)(ii) - as of the date the Executive is Disabled for the period provided in such Sections, as agreed to by the Company and the Executive, or as determined by a physician selected under such Sections;

     (C) under Sections 3(b)(iii), 3(b)(iv), 3(c)(iii) or 3(c)(iv) - the date a party to this Agreement delivers to the other party a notice of termination or resignation specifying the reason(s) therefor, as the case may be, subject to the requirements for advance notice and the opportunity to cure provided in this Agreement, if and to the extent applicable;

     (D) under Section 3(f) - the next anniversary of the Effective Date occurring more than 120 days after notice of termination is delivered by either party to the other under such Section; or

     (E) upon the mutual agreement of the parties - the effective date of such mutual agreement.

     (c) Subject to the obligation of the Company to make any payments pursuant to Section 3(e), the Term of Employment may be terminated at any time by the
Executive:

          (i)    upon the death of the Executive;

          (ii)   in the event the Executive is Disabled;

          (iii) as a result of material reduction in the Executive's authority, perquisites, position or responsibilities (other than such a reduction which affects all of the Company's senior executives on a substantially equal or proportionate basis) or the Company's willful, material violation of its obligations under this Agreement, in each case, after 60 days' prior written notice to the Company and its Board of Directors and the Company's failure thereafter to cure such reduction or violation; or

          (iv) voluntarily or for any reason not referred to in clauses (i) through (iii) or for no reason, in either case, after 60 days' prior written notice to the Company and its Board of Directors.

     (d) For the purposes of this Section 3, "Cause" shall mean any of the following:

               (i) The Executive's conviction of a serious felony or a crime involving embezzlement, conversion of property or moral turpitude;
          (ii) a final, non-appealable finding of the Executive's fraud, embezzlement or conversion of property; (iii) a final non-appealable finding of the Executive's breach of any of his fiduciary duties to the Company or its stockholders (which shall include, but not be limited to, a duty to discharge the Executive's duties and responsibilities in good faith and with a degree of diligence, care and skill commensurate with the Executive's position in the Company) or making of a willful misrepresentation or omission which breach, misrepresentation or omission might reasonably be expected to materially adversely affect the business, properties, assets, condition (financial or other) or prospects of the Company; provided, that, the Executive has been given notice and within 30 days of such notice fails to cure the breach, misrepresentation or omission; (iv) the Executive's continual neglect or failure to discharge his duties, responsibilities or obligations prescribed by this Agreement or any other agreement between the Executive and the Company other than as a result of the Executive's being Disabled; provided, that, the Executive has been given notice and within 30 days of such notice fails to cure the neglect or failure; (v) the Executive's drunkenness or substance abuse, which materially interferes with the Executive's ability to discharge his duties, responsibilities and obligations prescribed by this Agreement; provided that the Executive has been given notice and within 30 days of such notice fails to cure such drunkenness or abuse; (vi) the Executive's material and knowing violation of any obligations imposed upon the Executive, personally, as opposed to upon the Company, under this Agreement, the Certificate of Incorporation or By-Laws of the Company, each as amended to date, provided, that the Executive has been given notice and within 90 days of such notice fails to cure the violation; (vii) the Executive's engagement in egregious misconduct which materially injures the Company or does not conform to the standard of conduct of the Company's executive officers as set forth in the Company's Code of Ethics and Policy Manual or as stipulated by the Board of Directors; provided, that, the Executive has been given written notice and within 30 days of such notice fails to cure such misconduct; or (viii) the Executive's personal (as opposed to the Company's) material and knowing failure, to observe or comply with Burger King Regulations whether as an officer, stockholder or otherwise, in any material respect or in any manner which might reasonably have a material adverse effect in respect of the Company's ongoing business, operations, conditions, franchises, other business relationships or properties, provided, that the Executive has been given notice and within 90 days of such notice fails to cure the failure.

     (e) In the event the Executive's Term of Employment is terminated pursuant to

          (i) Section 3(b)(i) or (ii) or 3(c)(i) or (ii), the Company will pay to the Executive (or his estate or representative) the full amounts to which he would be entitled under Section 4(a) for the period from Termination Date through the first anniversary of such Termination Date;

          (ii) Section 3(b)(iii) or 3(c)(iv), there will be no amounts owing by the Company to the Executive from and after the Termination Date, except for accrued but unused vacation pay and sick pay which shall be paid to the Executive in accordance with Company practices; and

          (iii) Section 3(b)(iv) or 3(c)(iii), the Company will pay the Executive the full amounts to which he would be entitled under Section 4(a) from the Termination Date through the later of the first anniversary of such Termination Date or the third anniversary of the Effective Date, payable in each case in two installments, half payable upon the Termination Date and half payable upon the last day of such period;

provided, that, in the event the Executive's Term of Employment is terminated following any Change of Control during the Original Term) other than pursuant to Sections 3(b)(i), or (iii), or 3(c)(i) or (iv), the Executive shall be entitled to receive, in addition to any amounts determined pursuant to Section 3(e)(i)-
(iii) above, an amount equal to (x) the Incremental Market Value as of such Termination Date plus (y) the full amount he would be entitled as base compensation pursuant to Section 4(a) from the Termination Date through the later of the first anniversary of the Termination Date or the third anniversary of the Effective Date.

Termination of the Term of Employment will not terminate Sections 7, 8, 10 through 21, or any other provisions not associated specifically with the Term of Employment.

In the event the Executive is terminated and the Company is obligated to make payments pursuant to this Section 3(e), the Company's payment obligations under this Section 3(e) will be mitigated and reduced on a dollar-for-dollar basis, to the extent of the Executive receives, during the period for which payments are owed by the Company pursuant to this Section 3(e). any compensation for services provided following the Termination Date to a third party.

     (f) Upon the conclusion of the initial three year term of this Agreement (the "Original Term") and upon each succeeding anniversary of the Effective Date, the Executive's Term of Employment will be automatically renewed for another year; provided, that neither the Company nor the Executive terminates this Agreement pursuant to Section 3 during the Original Term; and provided, further, that, following the Original Term, neither the Company nor the Executive provides notice of termination to the other at least 120 days before the anniversary of this Agreement.

     4. Compensation. (a) During the Term of Employment, the Company shall pay to the Executive, as base compensation for his services hereunder, in biweekly installments, a base salary at a rate of $200,000 per annum, as increased on an annual basis to reflect the increase in the United States Government cost of living index for the Chicago, Illinois area. Notwithstanding the minimum increase set forth above, the Board of Directors in their sole discretion, may establish a higher compensation level.

     (b) During the Term of Employment, the Company may pay, to the Executive an annual bonus of up to 50% of his annual base compensation based on the Executive's performance, as determined and approved by the Board of Directors, in its sole discretion. Such bonus will be at the full discretion of the Board of Directors, and may not be paid at all. The Executive acknowledges that no such bonuses have been agreed upon or promised. If the Board of Directors decides to pay a bonus, it is to be paid within thirty days after the issuance of audited financial statements of the Parent. The Board of Directors in their sole discretion may establish a higher bonus level based on the performance of the Executive.

     (c) In the event the Executive remains employed by the Company on the Measurement Date, the Executive shall be entitled to receive long term incentive compensation equal to 3.5% of the Incremental Market Value as of the Measurement Date. In the event the Executive's employment is terminated pursuant to Section 3(b)(i),(ii) or (iv), or Section 3(c)(iii), at any time after the third anniversary of the Effective Date and prior to the Measurement Date, the Executive shall be entitled to receive 3.5% of the Incremental Market Value as of the Termination Date. An example of the calculation of such long term incentive compensation is set forth in Exhibit A attached hereto. The Executive agrees that, other than as set forth in this Section 4(c) and in Section 3(e), above, the Executive shall not be entitled to receive any portion of such long term incentive compensation as measured by the Incremental Market Value and no other form of long term incentive compensation has been agreed upon or promised by the Company other than as set forth in this Agreement.

     (d) During the Term of Employment, the Executive shall receive an automobile allowance of $800 per month and reimbursements for automobile insurance, repairs, maintenance and business-related fuel not to exceed $6,000 per annum.

     (e) On the Executive's first day of employment at the Company pursuant to the terms of this Agreement, which shall have been previously executed by the Executive and the Company, the Company shall pay to the Executive a signing bonus of $25,000.

     5.  Reimbursement of Expenses

     During the Term of Employment, the Company shall reimburse the Executive for documented travel, entertainment and other expenses reasonably incurred by the Executive in connection with the performance of his duties hereunder and, in each case, in accordance with the rules, customs and usages promulgated by the Company from time to time in effect.

     6.  Benefits

     During the Term of Employment, the Executive shall be entitled to perquisites and benefits (including health, short and long term disability, pension and life insurance benefits and directors and officers insurance consistent with past practice, or as increased from time to time), as established from time to time by the Board of Directors for executives of the Company.

     7.  Confidential Information

     (a) During and after the Term of Employment, the Executive will not, directly or indirectly in one or a series of transactions, disclose to any person, or use or otherwise exploit for the Executive's own benefit or for the benefit of anyone other than the Company, any Confidential Information (as defined in Section 9), whether prepared by the Executive or not; provided, however, that any Confidential Information may be disclosed to officers, representatives, employees and agents of the Company who need to know such Confidential Information in order to perform the services or conduct the operations required or expected of them in the Business (as defined in Section
9). The Executive shall use his best efforts to prevent the removal of any Confidential Information from the premises of the Company, except as required in his normal course of employment by the Company. The Executive shall use his best efforts to cause all persons or entities to whom any Confidential Information shall be disclosed by him hereunder to observe the terms and conditions set forth herein as though each such person or entity was bound hereby. The Executive shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable law, the Executive shall provide the Company with prompt notice of such requirement, prior to making any disclosure, so that the Company may seek an appropriate protective order. At the request of the Company, the Executive agrees to deliver to the Company, at any time during the Term of Employment, or thereafter, all Confidential Information which he may possess or control. The Executive agrees that all Confidential Information of the Company (whether now or hereafter existing) conceived, discovered or made by him during the Term of Employment exclusively belongs to the Company (and not to the Executive). The Executive will promptly disclose such Confidential Information to the Company and perform all actions reasonably requested by the Company to establish and confirm such exclusive ownership. Upon Termination, the Executive shall promptly return, and in no event later than 30 days following Termination, all Confidential Information held by the Executive to the Company.

     (b) The terms of this Section 7 shall survive the termination of this Agreement regardless of who terminates this Agreement, or the reasons therefor.

     8.   Non-Interference/Non-Disparagement

     (a) The Executive acknowledges that his employment by the Company gives him the opportunity to have special knowledge of the Company and its Confidential Information and the capabilities of individuals employed by or affiliated with the Company and that interference in these relationships would cause irreparable injury to the Company. In consideration of this Agreement, the Executive covenants and agrees that:

          (i) From the date hereof until the first anniversary of expiration or termination of the Term of Employment (the "Restricted Period"), the Executive will not, without the express written approval of the Board of Directors of the Company, anywhere in the Market, directly or indirectly, in one or a series of transactions, own, manage, operate, control, invest or acquire an interest in, or otherwise engage or participate in, whether as a proprietor, partner, stockholder, lender, director, officer, employee, joint venturer, investor, lessor, supplier, agent, representative or other participant, in any quick service hamburger restaurant business which competes, directly or indirectly, with the Business in the Market ("Competitive Business") without regard to (A) whether the Competitive Business has its office, manufacturing or other business facilities within or without the Market, (B) whether any of the activities of the Executive referred to above occur or are performed within or without the Market or
     (C) whether the Executive resides, or reports to an office, within or without the Market; provided, however, that (x) the Executive may, anywhere in the Market, directly or indirectly, in one or a series of transactions, own, invest or acquire an interest in up to five percent (5%) of the capital stock of a corporation whose capital stock is traded publicly, (y) the Executive may accept employment with a successor company to the Company, (z) the Executive may work for the Burger King

     Corporation or may own and operate independent Burger King franchisees, provided that none of such Burger King franchisees are owned or operated, directly or indirectly, in any way by a Competitive Business.

          (ii) During the Restricted Period (which shall not include any period of violation of this Agreement by the Executive or period which is required for litigation to enforce the rights hereunder), the Executive will not without the express prior written approval of the Board of Directors of the Company (A) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, supplier, customer, agent, representative or any other person which has a business relationship with the Company or had a business relationship with the Company within the twenty-four (24) month period preceding the date of the incident in question, to discontinue, reduce or modify such employment, agency or business relationship with the Company, or (B) employ or seek to employ or cause any Competitive Business to employ or seek to employ any person or agent who is then (or was at any time within six (6) months prior to the date the Executive or the Competitive Business employs or seeks to employ such person) employed or retained by the Company. Also during the Restricted Period, the Executive will not disparage or make public statements that damage Parent, the Company and their respective business. Notwithstanding the foregoing, nothing herein shall prevent the Executive from providing a letter of recommendation to an employee with respect to a future employment opportunity.

          (iii) The scope and term of this Section 8 would not preclude him from earning a living with an entity that is not a Competitive Business.

     (b) The Executive covenants and agrees that during the Term of Employment and for a period of three years after Termination, he shall not make any false, defamatory or disparaging statements about the Company, Parent, any existing or future subsidiary of the Company or Parent or any director or officer of the Company, Parent or any subsidiary that are reasonably likely to cause material damage to the Business of the Company, Parent or subsidiary or to the directors or officers of the Company, Parent or any subsidiary.

     (c) Upon a final, non-appealable finding that the Executive has breached his obligations in any material respect under this Section 8, the Company, in addition to pursuing all available remedies under this Agreement, at law or otherwise, and without limiting its right to pursue the same shall cease all payments to the Executive under this Agreement or any other agreement.

     9.  Definitions

     "Burger King Regulations" is defined in Section 1.

     "Business" means (a) the construction, development, operations, ownership and promotion of restaurants in which the Burger King Corporation is either (i) the exclusive franchisor or (ii) co-franchisor in a dual-use restaurant, or (b) any similar or incidental business conducted, or engaged in, by the Company or the Parent prior to the date hereof or at any time during the Term of Employment.

     "Change of Control" means (i) a transaction or series of transactions (other than pursuant to a registered public offering of the Parent's voting stock) the result of which is that more than 50% of the voting stock of Parent is acquired and held by a person or entity other than those stockholders of Parent set forth on Exhibit B attached hereto, (ii) a transaction or series of transactions (other than pursuant to a registered public offering of the Company's voting stock) the result of which is that more than 50% of the voting stock of the Company is acquired and held by a person or entity other than Parent or an affiliate of Parent, (iii) a merger or consolidation of Parent in which Parent is not the surviving entity or (iv) the sale of all or substantially all of the assets of Parent or the Company.

     "Confidential Information" means any confidential information including, without limitation, any study, data, calculations, software storage media or other compilation of information, patent, patent application, copyright, trademark, trade name, service mark, service name, "know-how", trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans or any portion or phase of any scientific or technical information, ideas, discoveries, designs, computer programs (including source of object codes), processes, procedures, formulae, improvements or other proprietary or intellectual property of the Company, whether or not in written or tangible form, and whether or not registered, and including all files, records, manuals, books, catalogues, memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. The term "Confidential Information" does not include, and there shall be no obligation hereunder with respect to, information that becomes generally available to the public other than as a result of a disclosure by the Executive not permissible hereunder.

     "Executive" means Augustus F. Hothorn or his estate, if deceased.

     "Incremental Market Value" means the theoretical market value of new Burger King restaurants developed by Parent, the Company or any of their wholly-owned subsidiaries during the five year period from the Effective Date to the Measurement Date, or during such period as set forth in Section 4(c) or Section 3(e) of this Agreement. For purposes of this Agreement, "theoretical market value" means an amount equal to the "pro forma cash flow" (as reasonably determined by the Board of Directors in their sole discretion using generally accepted accounting principles) of the newly developed Burger King restaurants multiplied by five (5) less all gross capitalized costs (excluding any costs associated with the purchase and improvement of land and the construction of new Burger King restaurants, but including any costs related to furniture, fixtures and equipment) incurred by the Company or the Parent (including gross capitalized internal development costs allocated to such restaurants prior to any deduction for depreciation and amortization of such costs) to develop such restaurants. "Pro forma cash flow" of the newly developed Burger King restaurants is to be based on (i) the actual cash flows of the Burger King restaurants developed by the Executive and open for a period of 12 months or more and (ii) the projected cash flows of the Burger King restaurants developed by the Executive and open for a period of less than 12 months. For purposes of this Agreement, actual cash flow shall be equal to restaurant revenues (defined as all sums charged by such restaurants in their capacity as Burger King franchisees for goods, merchandise or services sold at, from or away from such restaurant, including premiums and telephone orders; provided, however, that such sums shall not include (x) any federal, state, county or city sales or excise tax, or other similar taxes collected by such restaurants, in their capacity from customers based upon sales, (y) cash received as payment in credit transactions where the extension of credit itself has already been included such sums and (z) any amounts received for not-for-profit sales of nonfood items approved for use in connection with promotional campaigns, if any, of Burger King Corporation) less cost of goods sold and all operating expenses, including general and administrative expenses and lease expenses (whether payable to a third party or to the Company, Parent or their respective affiliates, allocable to such restaurant but excluding depreciation and amortization allocable to the restaurant, all of the foregoing on an arms-length basis).

     "Market" means any county in the United States of America and each similar jurisdiction in any other country in which the Business was conducted by or engaged in by the Company prior to the date hereof or is conducted or engaged in, or for which a restaurant site is in development, by the Company at any time during the Term of Employment.

     "Measurement Date" means the fifth anniversary of the Effective Date.

     10.  Notice

     Any notice, request, demand or other communication required or permitted to be given under this Agreement shall be given in writing and if delivered personally, or sent by certified or registered mail, return receipt requested, as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):

     If to the Executive:    Augustus F. Hothorn
                             Sutherland, 5 Hartwell Drive
                             Beaconsfield, Bucks HP9 1JA
                             England

                             with a copy to:

                             McGlinchey Stafford
                             643 Magazine Street
                             New Orleans, Louisiana 70130-3477
                             Attention: James M. Fantaci, Esq.

     If to Company:          2215 Enterprise Drive
                             Suite 1502
                             Westchester, IL  60154
                             Attention:  Chief Executive Officer

                             with a copy to:

                             Mayer, Brown & Platt
                             1675 Broadway
                             Suite 1900
                             New York, New York  10019
                             Attention:  James B. Carlson, Esq.


Any such notices shall be deemed to be given on the date personally delivered or such return receipt is issued.

     11.  The Executive's Representation

     The Executive hereby warrants and represents to the Company that: (i) the Executive has carefully reviewed this Agreement and has consulted with such advisors as the Executive considers appropriate in connection with this Agreement, (ii) the Executive is not subject to any covenants, agreements or restrictions, including without limitation any covenants, agreements or restrictions arising out of the Executive's prior employment or the Burger King Regulations which would be breached or violated by the Executive's execution of this Agreement or by the Executive's performance of his duties hereunder and
(iii) the Executive will not knowingly breach or violate any provision of the Burger King Regulations in any material respect or in any manner which might reasonably have a material adverse effect in respect of the Company's ongoing business, operations, conditions, franchises, or other business relationships or properties.

     12.  Other Matters

     (a) The Executive agrees and acknowledges that the obligations owed to the Executive under this Agreement are solely the obligations of the Company, and that none of the Company's stockholders, directors, officers or lenders will have any obligations or liabilities in respect of this Agreement and the subject matter hereof.

     (b) The Executive and the Company hereby agree and acknowledge that this Agreement replaces and supersedes any prior employment agreement to which the Executive is a party, and upon the execution of this Agreement, such prior employment agreement shall automatically be terminated and rendered without force and effect and that the Executive shall release and discharge the Company and Parent, and their respective directors, stockholders, officers and lenders from any further obligations or liabilities thereunder.

     13.  Validity

     If, for any reason, any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

     14.  Severability

     Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. If any court determines that any provision of Section 8 or any other provision hereof is unenforceable because of the power to reduce the scope or duration of such provision, as the case may be and, in its reduced form, such provision shall then be enforceable.

     15.  Waiver of Breach; Specific Performance

     The waiver by the Company or the Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other breach of such other party. Each of the parties (and third party beneficiaries) to this Agreement will be entitled to enforce its rights under this breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of Sections 7 and 8 of this Agreement and that any party (and third party beneficiaries) may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions in order to enforce or prevent any violations of the provisions of this Agreement. In the event either party takes legal action to enforce any of the terms or provisions of this Agreement, the nonprevailing party shall pay the successful party's costs and expenses, including but not limited to, reasonable attorneys' fees, incurred in such action.

     16.  Assignment; Third Parties

     Neither the Executive nor the Company may assign, transfer, pledge, hypothecate, encumber or otherwise dispose of this Agreement or any of his or its respective rights or obligations hereunder, without the prior written consent of the other. The parties agree and acknowledge that each of the Companies and the stockholders and investors therein are intended to be third party beneficiaries of, and have rights and interests in respect of, the Executive's agreements set forth in Sections 7 and 8.

     17.  Amendment; Entire Agreement

     This Agreement may not be changed orally but only by an agreement in writing agreed to by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter of this Agreement, and supersedes and replaces all prior Agreements, understandings and commitments with respect to such subject matter.

     18.  Litigation

     THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. EACH PARTY AGREES THAT JURISDICTION AND VENUE WILL BE PROPER IN CHICAGO, ILLINOIS AND WAIVES ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. EACH PARTY WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO THE PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OF ILLINOIS OR THE UNITED STATES. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 18 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY

JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

     19.  Arbitration

     ANY DISPUTE BETWEEN OR AMONG THE PARTIES TO THIS AGREEMENT RELATING TO OR IN RESPECT OF THIS AGREEMENT, ITS NEGOTIATION, EXECUTION, PERFORMANCE, SUBJECT MATTER, OR ANY COURSE OF CONDUCT OR DEALING OR ACTIONS UNDER OR IN RESPECT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION ANY CLAIM UNDER THE SECURITIES ACT, THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, ANY OTHER STATE OR FEDERAL LAW RELATING TO SECURITIES OR FRAUD OR BOTH, THE RACKETEER INFLUENCED AND CORRUPT ORGANIZATIONS ACT, AS AMENDED, OR FEDERAL OR STATE COMMON LAW, SHALL BE SUBMITTED TO, AND RESOLVED EXCLUSIVELY PURSUANT TO, ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. SUCH ARBITRATION SHALL TAKE PLACE IN CHICAGO, ILLINOIS, AND SHALL BE SUBJECT TO THE SUBSTANTIVE LAW OF THE STATE OF ILLINOIS. DECISIONS AS TO FINDINGS OF FACT AND CONCLUSIONS OF LAW PURSUANT TO SUCH ARBITRATION SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES, SUBJECT TO CONFIRMATION, MODIFICATION OR CHALLENGE PURSUANT TO 9 U.S.C. (S)(S) 1 ET SEQ. ANY FINAL AWARD SHALL BE ENFORCEABLE AS A JUDGMENT OF A COURT OF RECORD.

     20.  Further Action

     the Executive and the Company agree to perform any further acts and to execute and deliver any documents which may be reasonable to carry out the provisions hereof.

     21.  Counterparts

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     22.  Successors and Assigns

     This Agreement shall be binding upon the parties hereto and their respective successors and assigns, including but not limited to any successor of the Company as a result of a Change of Control.

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first written above.

                                 EXECUTIVE:



                                 /s/ Augustus F. Hothorn
                                 ----------------------------------------------
                                 Name:  Augustus F. Hothorn



                                 NATIONAL RESTAURANT ENTERPRISES, INC.



                                 By /s/ Lawrence E. Jaro
                                    -------------------------------------------
                                    Name:  Lawrence E. Jaro
                                    Title: Chairman and Chief Executive Officer

EXHIBIT A

A. F. Hothorn
Long Term Incentive Compensation

                             ILLUSTRATIVE EXAMPLE

New Restaurant Cash Flow
     Actual Prior 12 months Cash Flow-Restaurants Open Greater-than 12 months                 $12,000,000
     Projected Full 12 months Cash Flow-Restaurants Open Less-than 12 months                   $3,000,000
                                                                         Total Cash Flow      $15,000,000

Theoretical Market Value (5 times New Restaurant Cash Flow)                                   $75,000,000

Non-Real Estate Cost to Develop New Restaurants                                               $40,000,000

Incremental Market Value (Theoretical Mrkt. Value minus Non-Real Estate Cost to Develop)      $35,000,000

A.F. Hothorn Long Term Incentive (3.5% of Incremental Market Value)                            $1,225,000

                                   EXHIBIT B

                         AmeriKing, Inc. Stockholders

                                 Lawrence Jaro
                                William Osborn
                                  Gary Hubert
                                  Joel Aaseby
                               Scott Vasatka (1)
                             Donald Stahurski (1)
                           The Jordan Investors (2)
                                   MCIT PLC
                              Leucadia Investors

(1) Assumes the exercise of option to purchase 4,851 shares of common stock of AmeriKing, Inc.

(2)  Includes John W. Jordan II, David W. Salaznick, Jonathan F. Boucher, John
R. Lowden, Adam E. Max, John M. Camp III, A. Richard Caputo, Jr., Paul R. Rodzevik, James E. Jordan, Jr., JIT Partners, Thomas H. Quinn, Dennis Hogerty and Jerald Dunn.